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                                                                   Exhibit 10.28

Revised 6/14/02

                               AMENDMENT NO. 1 TO
                SERVICING, WAREHOUSING & DISTRIBUTION AGREEMENT

                  THIS AMENDMENT NO. 1 is made as of June 18, 2002, between 3PF.COM, INC., a Delaware corporation, having an address at 3300 State Route 73, South Building 5, Wilmington, Ohio 45177 ("3PF"), RENTRAK CORPORATION, a Delaware corporation and parent corporation of 3PF ("RENTRAK"), and RED ENVELOPE, INC., a Delaware corporation, having an address at 201 Spear Street, 3rd Floor, San Francisco, California 94105 ("CUSTOMER").

                                    RECITALS:

                  A. Pursuant to Servicing, Warehousing & Distribution Agreement, dated October 1, 2001, between 3PF, Rentrak and Customer (the "FULFILLMENT AGREEMENT"), 3PF provides certain warehousing, management, distribution and inventory services to Customer.

                  B. Concurrently with entering into this Amendment, 3PF and Customer have entered into a certain Sublease Agreement of even date herewith (the "SUBLEASE") by which 3PF has subleased to Customer a certain warehousing facility located at Creekside Industrial Center, Obetz, Ohio (the "SUBLEASED FACILITY").

                  C. Also concurrently with entering into this Amendment, 3PF and Customer have entered into a certain Equipment Lease Agreement of even date herewith (the "EQUIPMENT LEASE") by which 3PF has leased to Customer certain equipment (the "LEASED EQUIPMENT") to be used to warehouse, service and distribute Customer's Stock (as defined below).

                  D. Customer intends upon the Term Commencement Date (as defined in the Sublease) to transfer to the Subleased Facility all of its goods and merchandise (the "STOCK") which it currently warehouses at the Wilmington, Ohio facility under the terms and conditions of the Fulfillment Agreement.

                  E. 3PF and Customer desire to amend the Fulfillment Agreement, effective as of the Term Commencement Date, to reflect the change in warehouse location, the Sublease and Equipment Lease and to eliminate the facility and equipment charges.

                  F. 3PF and Customer desire to make certain additional modifications to the Fulfillment Agreement, effective as of the date hereof.

                  NOW, THEREFORE, for valuable consideration as set forth in the Fulfillment Agreement and the mutual benefits to be derived therefrom, 3PF and Customer agree as follows:

                  1.       Effective as of the Term Commencement Date, Section
1.1 of the Fulfillment Agreement is amended to delete references to 3PF's provision of warehouse space insofar as Customer will use its Subleased Facility as its warehouse, and will read in its entirety as follows:

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                  "Warehousing Services: 3PF agrees to provide certain warehouse management, servicing, inventory and distribution services to Customer as set forth herein. The warehouse space shall be located at Customer's Subleased Facility, and Customer agrees that it shall comprise not less than 194,000 square feet of such facility. Subject to the terms of the Sublease, Customer shall maintain the facility structurally and mechanically in good working order and shall pay all common area maintenance charges, real estate taxes, unless abated by taxing authorities, HVAC, electrical, plumbing and water, security, insurance, janitorial and supplies, continuance of existing Internet access, and trash removal with respect to the Subleased Facility. 3PF shall not be required to pay any expenses in connection with the maintenance or operation of the Subleased Facility except as expressly set forth herein or in the Sublease."

                  2.       Effective as of the Term Commencement Date, Section
1.2 of the Fulfillment Agreement is amended to delete references to 3PF's provision of warehousing equipment insofar as Customer will use the Leased Equipment, and will read in its entirety as follows:

                  "Equipment: Subject to the terms of the Equipment Lease, Customer agrees to make available to 3PF the Leased Equipment in the Subleased Facility, including not less than 620 bays of pallet rack, 32 bays of flow rack, 1 forklift, 1 drexel truck, 4 order pickers and 6 pallet trucks. Subject to the terms of the Equipment Lease, Customer assumes full responsibility for all Leased Equipment and shall provide all maintenance and replacement of the Leased Equipment if any of it is no longer fully operational at any time during the term of this Agreement. 3PF shall exercise reasonable care in the use and custody of such Leased Equipment and shall use such Leased Equipment only in performing its obligations under this Agreement. 3PF will provide various smaller pieces of equipment which include but are not limited to: tape guns, air pillow machines, movable conveyor, jewelry storage lockers, security cameras, employee lockers, kitchen facilities, and such items as are adequate to support the order/fulfillment volume projected for Customer's Christmas CY2002 season. These smaller pieces of equipment, may remain in place in the Subleased Facility at the end of the term of this Agreement upon terms mutually agreeable to Rentrak and Customer."

                  3.       Effective as of the Term Commencement Date, Section
1.3 Additions is deleted in its entirety.

                  4.       Effective as of the Term Commencement Date, Section
1.4 Additional Space is deleted in its entirety.

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                  5.       Effective as of the date hereof; Section 1.5
Instructions; Shipments is amended to add the following sentence:

                  "Notwithstanding anything stated herein to the contrary, 3PF and Customer agree that the earliest cut-off time for Airborne carrier services shall be 11:00 p.m."

                  6.       Effective as of the Term Commencement Date, Section
2.6 Abandonment is deleted in its entirety.

                  7. Effective as of the Term Commencement Date, the first sentence of Section 4.2 Stock from Vendors shall be amended to read as follows:

                  "All Stock submitted for 3PF's services under this Agreement shall be delivered at Customer's expense to Customer's dock at: Creekside Industrial Center, Village of Obetz, Ohio, 4000 Creekside Parkway, Lockbourne, Ohio 43137."

                  8. Effective as of the date hereof, Section 4.2 Stock from Vendors is amended to add the following sentences:

                  "Prior to the Term Commencement Date, 3PF, at 3PF's expense, shall transfer a sufficient quantity of Customer's Stock located at the Facility to the Subleased Facility such that on the Term Commencement Date, and for a period of at least thirty (30) days thereafter, 3PF can fully perform its services under this Agreement at the Subleased Facility. Within fifteen (15) days after the Term Commencement Date, 3PF, at 3PF's expense, shall transfer the remaining Stock located at the Facility to the Subleased Facility."

                  9.       Effective as of the Term Commencement Date, Section
4.5 shall be amended to read in its entirety as follows:

                  "Facility Access. Employees of 3PF and Customer with proper identification and proof of employment shall be allowed free access to the Subleased Facility at any time. Customer agrees to provide reasonable prior notice (except in the event of an emergency, in which case no prior notice shall be required) of any warehouse visitors who are not employees of Customer. Such prior notice shall be required solely for the purpose of ensuring that only individuals authorized by Customer are granted access to the Subleased Facility. In the event any employee, visitor, contractor or other person under the direction of Customer violates any employee or visitor policies of 3PF, including but not limited to creating a danger to other employees, causing harassment of employees, or disturbing the operation of 3PF, 3PF in its reasonable discretion shall have the right to have such employee removed from the Subleased Facility immediately."

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                  10.      Effective as of the Term Commencement Date, Section
5.5 Warranties; Representations; and Indemnity shall be amended to read in its entirety as follows:

                  "Warranties; Representations; and Indemnity. 3PF represents and warrants that: (1) the services provided hereunder will be performed in a professional manner by qualified, competent personnel and in accordance with generally accepted industry standards applicable to such services; and (2) the performance by 3PF of its obligations under this Agreement will not cause 3PF to be in breach of any agreement by which it is bound. 3PF and Customer shall defend, indemnify and hold each other harmless against any and all losses, costs, damages and liabilities, including without limitation reasonable attorneys' fees, arising out of any breach by either party of their representations, warranties or obligations under this Agreement."

                  11. Section 6.5 Taxes shall be subject to the terms of the Sublease defining Customer's obligation to pay real property taxes, personal property taxes and inventory taxes to the extent such taxes are not abated pursuant to certain abatement agreements, copies of which are attached to the Sublease as Exhibit G.

                  12.      Effective as of the Term Commencement Date, Section
6.8 shall be amended to read in its entirety:

                  "Non-Solicitation. Customer and 3PF agree that neither party nor its Representatives will hire, employ or solicit for employment, directly or indirectly, during the term of this Agreement, any employees of the other party without the prior written consent of the other party, which consent may be withheld in its sole discretion. Notwithstanding the foregoing, Customer shall have the right to approach 3PF employees for employment opportunities with Customer, on a basis agreeable to 3PF, for any period of time beyond the scheduled termination date of the Agreement. For purposes of this Section 6, employees shall include all employees of 3PF or Customer as of the date of this Agreement and all new employees of 3PF and Customer that become employees after the date hereof up until the expiration of the no solicitation period provided for in this Section 6."

                  13. Effective as the Term Commencement Date, Section 8.2 Customer Payment shall be deleted in its entirety.

                  14. Effective as of the Term Commencement Date, the Rate for Facility Charge of $[*] per month set forth in Schedule 1.1 to the Fulfillment Agreement is eliminated and the term "Facility" defined therein shall mean the Subleased Facility.

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* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



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                  15. Effective as of the date hereof, the Engraving and
Personalization Charge set forth in Schedule 1.1 to the Fulfillment Agreement is modified to provide a per item charge of [*] ($[*]).

                  16. Except as modified and amended herein, the Fulfillment Agreement shall remain in full force and effect.

                                [Intentionally Blank; Signature Pages Follow]

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* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.



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                  The parties hereto have caused this Amendment to be executed as of the date first above written.

                                              3PF.COM, INC.,
                                              a Delaware corporation

                                              By: /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                   Its: CHIEF FINANCIAL OFFICER

                                              RED ENVELOPE, INC.,
                                              a Delaware corporation

                                              By: /s/ Alison May
                                                  ------------------------------
                                                  Its: CEO + Pres

                  With respect to Section 8.1 of the Fulfillment Agreement only:

                                              RENTRAK CORPORATION
                                              a Delaware corporation

                                              By: /s/ [ILLEGIBLE]
                                                  ------------------------------
                                                  Its: CHIEF FINANCIAL OFFICER

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